SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF INSURER MEMBERS OF A HOLDING COMPANY GROUP PART 1 – ORGANIZATIONAL CHART William M. Cameron² Lynda L. Cameron³ (WMC) (LLC) Cameron Associates, Inc. 50% WMC; 50% LLC – OK Sole General Partner Cameron Enterprises A Limited Partnership(1) (CEALP) – OK American Fidelity CCAPT El Reno LLC Monastery Road LLC All in Sports & CE Investment CPROP, Inc. American Fidelity Group Corporation 100% - OK Management, LLC 100% - OK Entertainment, LLC 98.4% - OK Administrator, Inc. 94% - NV 100% - OK 100% - TX 100% - OK CamSolutions LLC Cameron Vault, LLC LAX Partners, LLC(4) 100% - OK 100% - OK 92.53% - OK American Fidelity Assurance American Public Life American Fidelity AF Professional Apple Creek AF Apartments, Inc. American Fidelity Company American Fidelity General Insurance Company Market Place International Holdings, Inc. Employment Group, LLC Apartments, Inc. 100% - OK Community Services, Inc. (Insurance Company) Agency, Inc. (Insurance Company) Realty Corp. 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK American Fidelity Offshore Investments, Ltd. Alcott HR Group LLC 100% - Bermuda 100% - DE American Fidelity First Financial Securities Securities, Inc. of America, Inc. 100% - OK 100% - TX American Fidelity American Fidelity Int’l (Bermuda) Ltd. (China), Ltd. 100% - Bermuda 100% - Bermuda Alcott HR Management LLC 100% - DE American Fidelity Oklahoma Winery InvesTrust Wealth American Fidelity 9000 Broadway Owners Administrative Services, Cameron Ventures LLC Home Rentals, Inc. Property Company Partners, LLC Management, LLC Association, LLC Alcott HR ASO LLC LLC 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% (Class A) - OK 100% - DE Cameron International Ltd. - (CIL)(4) 85% - Malaysia American Fidelity 4 Cameron Asia Alcott HR Group I LLC Property Services, LLC 26 Brix, LLC InvesTrust Consulting, InvesTrust Retirement HR Investment 82nd Street 83rd Street Reinsurance Brokers 100% - DE 100% - OK 16.02% - CA InvesTrust LLC Specialists, LLC Properties, LLC 200 Britton LLC 400 Britton LLC Development LLC Development LLC Ltd. 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - Malaysia Oklahoma Avenue Fountain View Village LLC Arizona, LLC 100% - OK 100% - OK 9000 Broadway Holding LLC(4) 24% - OK 9000 Broadway Apartments LLC 100% - OK 1Limited Partners are: WMC Insurance Trust; LLC Insurance Trust; JCC 1980 Trust CLC; JCC 1980 Trust LLC; CWC 1980 Trust CLC; CWC 1980 Trust LLC; LBC 1980 Trust CLC; LBC 1980 Trust LLC; JCC 1980 Trust LAC; CWC 1980 Trust LAC; LBC 1980 Trust LAC; WMC Trust B-2nd; LLC Trust B-2nd; WMC Legacy Trust; LLC Legacy Trust; LLC 2005 GSTE Trust 2nd; CLI Revocable Trust; LAC Revocable Trust; CJC Revocable Trust; WMC 2004 GSTE Trust 2nd; JCC 1980 Trust CJC; CWC 1980 Trust CJC; LBC 1980 Trust CJC; Cameron Associates. 2 William M. Cameron owns his interest in Cameron Associates through the William M. Cameron Revocable Trust. 3 Lynda L. Cameron owns her interest in Cameron Associates through the Lynda L. Cameron Revocable Trust. 4 The remaining interest is owned, directly or indirectly, by one or more unrelated third parties. NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc. Organizations that are limited liability companies include LLC.